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                              DECLARATION OF TRUST


               This Declaration of Trust, dated as of February 12, 2001, by and among CCC Information Services Group Inc., a Delaware corporation, as "Sponsor," and Reid E. Simpson, Robert Guttman and Wilmington Trust Company (the "Property Trustee"), acting hereunder not in their individual capacities but solely as "Trustees." The Sponsor and the Trustees hereby agree as follows:

               1. The trust created hereby (the "Trust") shall be known as "CCC Capital Trust" in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts on behalf of the Trust and sue and be sued on behalf of the Trust.

               2. The Sponsor hereby assigns, transfers, conveys and sets over to the Property Trustee on behalf of the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act.

               3. The Sponsor and the Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Preferred Securities and Trust Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

               4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, to execute, if necessary, a Securities Purchase Agreement (the "Securities Purchase Agreement") in final form prepared by the Sponsor, in relation to the offering and sale of Trust Preferred Securities to certain prospective investors, as contemplated by the Securities Purchase Agreement. In connection with the foregoing, the Sponsor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Reid E. Simpson and Robert Guttman and each of them, as his or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution, for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or


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could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

               5. This Declaration of Trust may be executed in one or more counterparts.

               6. The number of Trustees initially shall be three (3), and, thereafter, the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; PROVIDED, HOWEVER, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon 30 days' prior notice to the Sponsor.

               7. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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               IN WITNESS WHEREOF, the parties hereto have caused this
Declaration of Trust to be executed as of the day and year first above written.

                                  CCC INFORMATION SERVICES GROUP INC.,
                                  as Sponsor


                                  By: /s/ Robert Guttman
                                      ---------------------------------
                                  Name:  Robert Guttman
                                  Title: General Counsel and Secretary



                                  REID E. SIMPSON, not in his individual
                                  capacity but solely as Trustee

                                  /s/ Reid E. Simpson
                                  -------------------------------------




                                  ROBERT GUTTMAN, not in his individual capacity but solely as Trustee


                                  /s/ Robert Guttman
                                  -------------------------------------



                                  WILMINGTON TRUST COMPANY, not in its
                                  individual capacity but solely as Trustee


                                  By: /s/ Donald G. MacKelcan
                                      ---------------------------------
                                  Name:  Donald G. MacKelcan
                                  Title: Vice President